UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 16, 2022

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including Area Code: (405) 234-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 16, 2022, Continental Resources, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omega Acquisition, Inc., an Oklahoma corporation (“Merger Sub”), 100% of the capital stock of which is owned by Harold G. Hamm. Mr. Hamm currently serves as Chairman of the Board of Directors of the Company, and he, certain of his family members and their affiliated entities (collectively, the “Hamm Family”) own approximately 83% of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”). Pursuant to the Merger Agreement, among other things: (a) Merger Sub will commence a tender offer (the “Offer”) to purchase any and all of the outstanding shares of Company Common Stock, other than (i) shares of Company Common Stock owned by the Hamm Family and (ii) shares underlying unvested equity awards issued pursuant to the Company’s long-term incentive plans (collectively, “Rollover Shares”), for $74.28 per share (the “Offer Price”), in cash; (b) immediately prior to the consummation of the Offer, Mr. Hamm will contribute 100% of the capital stock of Merger Sub to the Company; and (c) as soon as practicable after the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger” and, together with the Offer, the “Transaction”), with the Company continuing as the surviving corporation, wholly-owned by the Hamm Family. At the effective time of the Merger, each share of Company Common Stock (other than the Rollover Shares and certain other excluded shares specified in the Merger Agreement) that is outstanding immediately prior to the effective time of the Merger will be canceled and converted into the right to receive the Offer Price.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which will be filed by the Company as Exhibit 2.1 to a Current Report on Form 8-K.

A copy of the press release announcing the Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference for purposes of this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements.” All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Transaction are forward-looking statements. Forward-looking statements are based on current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Such statements are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate or that any transaction will ultimately be consummated. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Additional Information and Where to Find It

The tender offer referenced in this communication has not been commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the transaction disclosure materials that will be filed with the U.S. Securities and Exchange Commission (“SEC”) when a transaction is commenced. Merger Sub will file a tender offer statement on Schedule TO and Schedule 13E-3, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer (together with their exhibits and incorporated documents, the “Tender Offer Materials”). THE TENDER OFFER MATERIALS WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF COMPANY COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMPANY COMMON STOCK. The Tender Offer Materials will be made available to all holders of Company Common Stock at no expense to them and will be made available for free at the SEC’s website at www.sec.gov. Copies of any documents filed with the SEC by the Company will also be available free of charge on the Company’s website at https://clr.com or by contacting the Company’s Investor Relations Department at (405) 234-9620.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2022	CONTINENTAL RESOURCES, INC.

	By:	/s/ James R. Webb
	Name:	James R. Webb
	Title:	Senior Vice President, General Counsel, Chief Risk Officer & Secretary

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